Exhibit 4.3




                     ---------------------------------------

                          SECOND SUPPLEMENTAL INDENTURE

                          Dated as of February 10, 1998


                                     Between


                        TELEPHONE AND DATA SYSTEMS, INC.

                                       and

                       THE FIRST NATIONAL BANK OF CHICAGO

                     ---------------------------------------

                                    ARTICLE I

                                   DEFINITIONS

      Section 1.1.  Definition of Terms............................2
      Section 1.2.  Interpretation.................................3

                                   ARTICLE II

                         GENERAL TERMS AND CONDITIONS OF
                           THE SUBORDINATED DEBENTURES
      Section 2.1.  Designation and Principal Amount...............3
      Section 2.2.  Maturity.......................................3
      Section 2.3.  Form and Payment...............................3
      Section 2.4.  Global Subordinated Debenture..................4
      Section 2.5.  Interest.......................................5

                                   ARTICLE III

                    REDEMPTION OF THE SUBORDINATED DEBENTURES

      Section 3.1.  Tax Event Redemption...........................6
      Section 3.2.  Optional Redemption by Company.................6
      Section 3.3.  No Sinking Fund................................7

                                   ARTICLE IV

                      EXTENSION OF INTEREST PAYMENT PERIOD

      Section 4.1.  Extension of Interest Payment Period...........7
      Section 4.2.  Notice of Extension............................7

                                    ARTICLE V

                                    EXPENSES

      Section 5.1.  Payment of Expenses............................8

                                   ARTICLE VI

                                  SUBORDINATION

      Section 6.1.  Agreement to Subordinate.......................9
      Section 6.2.  Default on Senior Indebtedness.................9
      Section 6.3.  Liquidation; Dissolution;
                      Bankruptcy..................................10



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      Section 6.4.  Subrogation...................................11
      Section 6.5.  Trustee to Effectuate
                      Subordination...............................12
      Section 6.6.  Notice by the Company.........................12
      Section 6.7.  Rights of the Trustee; Holders of Senior
                      Indebtedness................................12
      Section 6.8.  Subordination May Not Be
                      Impaired....................................13

                                   ARTICLE VII

                          COVENANT TO LIST ON EXCHANGE

      Section 7.1.  Listing on Exchange...........................13

                                  ARTICLE VIII

                         FORM OF SUBORDINATED DEBENTURE

      Section 8.1.  Form of Subordinated Debenture................14

                                   ARTICLE IX

                    ORIGINAL ISSUE OF SUBORDINATED DEBENTURES

      Section 9.1.  Original Issue of Subordinated
                      Debentures..................................21

                                    ARTICLE X

                                  MISCELLANEOUS

      Section 10.1.  Ratification of Indenture....................21
      Section 10.2.  Trustee Not Responsible for
                       Recitals...................................21
      Section 10.3.  Governing Law................................21
      Section 10.4.  Separability.................................21
      Section 10.5.  Counterparts.................................22

                    THIS SECOND SUPPLEMENTAL INDENTURE, dated as of February 10, 1998 (the "Second Supplemental Indenture"), between Telephone and Data Systems, Inc., an Iowa corporation (the "Company"), and The First National Bank of Chicago, a national banking association, duly organized and existing under the laws of the United States, as trustee (the "Trustee") under the Indenture dated as of October 15, 1997 between the Company and the Trustee (the "Indenture").

                              W I T N E S S E T H:

                         WHEREAS, the  Company  executed  and  delivered  the
Indenture to the Trustee to provide for the future issuance of the Company's unsecured subordinated debt securities, to be issued from time to time in one or more series as might be determined by the Company under the Indenture, in an unlimited aggregate principal amount which may be authenticated and delivered as provided in the Indenture; and

                         WHEREAS, pursuant  to  the  terms  of  the  Indenture,
the Company desires to provide for the establishment of a new series of its Debt Securities to be known as its 8.04% Junior Subordinated Deferrable Interest Debentures due March 31, 2038 (the "Subordinated Debentures"), the form and substance of which and the terms, provisions and conditions thereof to be set forth as provided in the Indenture and this Second Supplemental Indenture; and

                         WHEREAS,  TDS  Capital  II,  a  Delaware  statutory
business  trust  (the Trust"),   has  offered  to  the  public    $150,000,000
aggregate stated liquidation amount of its Trust Originated Preferred Securities (the "Preferred Securities") and has offered to the Company $4,640,000 aggregate stated liquidation amount of its Trust Originated Common Securities (the "Common Securities"), such Preferred Securities and Common Securities representing undivided beneficial interests in the assets of the Trust, and proposes to invest the proceeds from such offering in $154,640,000 aggregate principal amount of the Subordinated Debentures; and

                         WHEREAS,   the   Company    has   requested    the
Trustee to execute and deliver this Second Supplemental Indenture, and all requirements necessary to make this Second Supplemental Indenture a valid instrument, in accordance with its terms, and to make the Subordinated Debentures, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been performed, and the execution and delivery of this Second Supplemental Indenture has been duly authorized in all respects;

                         NOW,  THEREFORE,  in    consideration   of   the
purchase and acceptance of the Subordinated Debentures by the holder thereof, and for the purpose of setting forth, as provided in the Indenture, the form and substance of the Subordinated Debentures and the terms, provisions and conditions thereof, the Company covenants and agrees with the Trustee as follows:

                                    ARTICLE I

                                   DEFINITIONS

                         Section 1.1.   Definition  of  Terms.    Unless  the
context otherwise requires, (a) a term defined in the Indenture has the same meaning when used in this Second Supplemental Indenture; (b) a term defined anywhere in this Second Supplemental Indenture has the same meaning throughout; and (c) the following terms have the meanings given to them in the Declaration:
(i) Clearing Agency; (ii) Delaware Trustee; (iii) Redemption Tax Opinion; (iv) Preferred Security Certificate; (v) Property Trustee; (vi) Pro Rata; (vii) Regular Trustees; and (viii) Tax Event.

                         In addition, the following terms have the following
respective meanings:

Declaration:

                         The   term   "Declaration"   shall  mean   the
Amended and Restated Declaration of Trust of TDS Capital II, a Delaware business trust, dated as of February 10, 1997.

Maturity Date:

                         The   term  "Maturity Date"  shall  mean  the  date
on which the Subordinated Debentures mature and on which the principal shall be due and payable together with all accrued and unpaid interest thereon including Compounded Interest (as defined in Section 4.1) and Additional Interest (as defined in Section 2.5(c)), if any.

Senior Indebtedness:

                         The   term   "Senior  Indebtedness"   shall   mean  (i)
any payment in respect of (A) indebtedness of the Company for money borrowed and
(B) indebtedness evidenced by securities, debentures, bonds, notes or other similar instruments issued by the Company; (ii) all capital lease obligations of the Company; (iii) all obligations of the Company issued or assumed as the deferred purchase price of property, all conditional sale obligations of the Company and all of its obligations under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);
(iv) all obligations of the Company for reimbursement on any letter of credit, banker's acceptance, security purchase facility or similar credit transaction;
(v) all obligations of the type referred to in clauses (i) through (iv) of other Persons for the payment of which the Company is responsible or liable as obligor, guarantor or otherwise; and (vi) all obligations of the type referred to in clauses (i) through (v) of other Persons secured by any lien on any property or asset of the Company (whether or not such obligation is assumed by the Company), except for (1) the Subordinated Debentures and any other indebtedness that is by its terms subordinated to or pari passu with the Subordinated Debentures, as the case may be, including all other debt securities and guarantees in respect of those debt securities, issued to any other trusts, partnerships or any other entity affiliated with the Company which is a financing vehicle of the Company ("Financing Entity") in connection with an issuance of preferred securities by such Financing Entity or other securities which rank pari passu with, or junior to, the Preferred Securities, and (2) any indebtedness between or among the Company and its Affiliates.

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                         Section 1.2.   Interpretation.   Each  definition  in
this Second Supplemental Indenture includes the singular and the plural, and references to the neuter gender include the masculine and feminine where appropriate. Terms which relate to accounting matters shall be interpreted in accordance with generally accepted accounting principles in effect from time to time. References to any statute mean such statute as amended at the time and include any successor legislation. The word "or" is not exclusive, and the words "herein," "hereof" and "hereunder" refer to this Second Supplemental Indenture as a whole. The headings to the Articles and Sections are for convenience of reference and shall not affect the meaning or interpretation of this Second Supplemental Indenture. References to Articles and Sections mean the Articles and Sections of this Second Supplemental Indenture unless otherwise specified.



                                   ARTICLE II

                         GENERAL TERMS AND CONDITIONS OF
                           THE SUBORDINATED DEBENTURES


                         Section 2.1.  Designation   and   Principal  Amount.
There  is  hereby   authorized  a  series  of  Debt  Securities  designated the
"8.04% Junior Subordinated Deferrable Interest Debentures due March 31, 2038," limited in aggregate principal amount to $154,640,000, which amount shall be as set forth in any written order of the Company for the authentication and delivery of such Debt Securities pursuant to Section 2.04 of the Indenture.

                         Section 2.2.  Maturity.   The   Maturity   Date   will
be the Stated Maturity Date provided that the Company may at its option at any time prior to the Stated Maturity Date extend the Maturity Date to a date not later than March 31, 2047; provided, however, that at the time such election is made and at the effective time of such extension (as specified by the Company)
(i) the Company is not in  bankruptcy,  otherwise  insolvent or in  liquidation,
(ii) the Company is not in default in the payment of any interest or principal on the Subordinated Debentures, and (iii) in the case of Subordinated Debentures held by the Trust, the Trust is not in arrears on payments of Distributions and no deferred Distributions are accumulated. In the event the Company elects to extend the stated maturity of the Subordinated Debentures, it shall give notice of any such change to the Trustee, and the Trustee shall give notice of such extension to the Holders of the Subordinated Debentures, not more than 90 and not less than 30 days prior to the effective time of such extension.

                         Section 2.3.  Form  and  Payment.   Except  as
provided in Section 2.4, the Subordinated Debentures shall be issued in fully registered certificated form without interest coupons. Principal and interest on the Subordinated Debentures issued in certificated form will be payable, the transfer of such Subordinated Debentures will be registrable and such Subordinated Debentures will be exchangeable for Subordinated Debentures bearing identical terms and provisions at the office or agency of the Trustee in Chicago, Illinois, provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered holder at such address as shall appear in the Security Register or by wire transfer to such account as may have been appropriately designated by such holder. Notwithstanding the foregoing, so long as the registered holder of any Subordinated Debentures is the Property Trustee, the payment of the principal of and interest (including Compounded Interest and Additional Interest, if any) on such Subordinated Debentures held by the Property Trustee will be made at such place and to such account as may be designated by the Property Trustee. The Subordinated Debentures will be denominated in U.S. dollars and payments of principal and interest on the Subordinated Debentures shall be made in U.S. dollars.

                         Section 2.4.   Global  Subordinated  Debenture.  In
connection with the dissolution of the Trust:

                         (a)  the  Subordinated Debentures in  certificated
     form  may be  presented  to the Trustee by the Property Trustee in exchange
     for a Global   Security   in   an aggregate  principal amount equal   to
     the   aggregate principal   amount  of  the Subordinated  Debentures so
     presented, to be registered in   the    name   of   the Depositary, or its
     nominee, and    delivered   by   the Trustee  to the  Depositary for
     crediting   to   the accounts       of       its participants   pursuant
     to the   instructions  of  the Regular    Trustees.    The Company,   upon
     any such presentation, shall execute a Global Security in such aggregate principal amount and deliver the same to the Trustee for authentication and delivery in accordance with the Indenture and this Second Supplemental Indenture. Payments on the Subordinated Debentures issued as a Global
     Security will   be   made   to   the Depositary; and

                         (b) if  any  Preferred Securities  are held in non
     book-entry     certificated form,   the    Subordinated Debentures in
     certificated form may be presented to the Trustee by the Property Trustee and any Preferred Security Certificate which represents
     Preferred Securities    other    than Preferred  Securities  held by the
     Clearing  Agency or its nominee ("Non Book-Entry Preferred Securities")
     will be deemed to   represent   beneficial interests  in  Subordinated
     Debentures presented to the Trustee  by  the   Property Trustee having an
     aggregate principal  amount  equal to the    aggregate     stated
     liquidation  amount  of the Non  Book-Entry   Preferred Securities until
     such Preferred Security Certificates are presented to the Security Registrar for transfer or reissuance at which time such Preferred
     Security Certificates will be cancelled and a Subordinated     Debenture,
     registered  in the  name of the holder of the Preferred Security
     Certificate or the transferee of the holder of such   Preferred   Security
     Certificate,
     as the case may be, with an aggregate  principal amount equal   to  the
     aggregate stated  liquidation  amount of the  Preferred  Security
     Certificate cancelled, will be  executed by the Company and    delivered
     to the Trustee for authentication and delivery in accordance with the Indenture and this Second Supplemental Indenture. On issue of such Subordinated Debentures, Subordinated Debentures with an equivalent
     aggregate  principal amount that were  presented by the Property   Trustee
     to  the Trustee  will be  deemed to have been cancelled.

                         Section 2.5.  Interest.

                         (a)  Each   Subordinated   Debenture   will   bear
interest at the rate of 8.04% per annum (the "Coupon Rate") from the original date of issuance until the principal thereof becomes due and payable, and on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the Coupon Rate, compounded quarterly, payable (subject to the provisions of Article
IV) quarterly in arrears on March 31, June 30, September 30 and December 31 of each year (each, an "Interest Payment Date"), commencing on March 31, 1998, to the Person in whose name such Subordinated Debenture or any predecessor Subordinated Debenture is registered, at the close of business on the regular record date for such interest installment, which shall be the close of business on the Business Day next preceding that Interest Payment Date. If pursuant to the provisions of Section 2.11(c) of the Indenture the Subordinated Debentures are no longer represented by a Global Security, the Company may select a regular record date for such interest installment which shall be any date at least fifteen days before an Interest Payment Date.

                         (b)  The   amount   of  interest  payable  for  any
period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Subordinated Debentures is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. The amount of interest payable for any period shorter than a full quarterly period for which interest is computed, will be computed on the basis of the actual number of days elapsed in such a 90-day quarter.

                         (c)  If  at  any  time  while  the Property Trustee is
the holder of any Subordinated Debentures, the Trust or the Property Trustee is required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, then, in any case, the Company will pay as additional interest ("Additional Interest") on the Subordinated Debentures held by the Property Trustee, such additional amounts as shall be required so that the net amounts received and retained by the Trust and the Property Trustee after paying such taxes, duties, assessments or other governmental charges will be equal to the amounts the Trust and the Property Trustee would have received had no such taxes, duties, assessments or other government charges been imposed.

                                   ARTICLE III

                    REDEMPTION OF THE SUBORDINATED DEBENTURES

                         Section 3.1.   Tax  Event  Redemption.  If  a   Tax
Event has occurred and is continuing and the Company has received a Redemption Tax Opinion, then, notwithstanding Section 3.2(a) but subject to Section 3.2(b), the Company shall have the right upon not less than 30 days' nor more than 60 days' notice to the registered holders of the Subordinated Debentures to redeem the Subordinated Debentures, in whole but not in part, for cash within 90 days following the occurrence of such Tax Event (the "90 Day Period") at a redemption price equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest thereon to the date of such redemption (the "Redemption Price") provided that, if at the time there is available to the Company the opportunity to eliminate, within the 90 Day Period, the Tax Event by taking some ministerial action ("Ministerial Action"), such as filing a form or making an election, or pursuing some other similar reasonable measure that has no adverse effect on the Company, the Trust or the Holders of the Trust Securities issued by the Trust, the Company shall pursue such Ministerial Action in lieu of redemption; and
provided further, that the Company shall have no right to redeem the Subordinated Debentures while the Trust is pursuing any Ministerial Action pursuant to its obligations under the Declaration. The Redemption Price shall be paid prior to 12:00 noon, New York time, on the date of such redemption or at such earlier time as the Company determines and specifies in the notice of redemption, provided the Company shall deposit with the Trustee an amount sufficient to pay the Special Redemption Price by 11:00 a.m. on the date such Redemption Price is to be paid.

                         Section 3.2.  Optional Redemption by Company.

                         (a)   Subject   to   the    provisions   of   Article
III  of    the   Indenture   and   to    Section   3.2(b),    the   Company
shall have the right to redeem the Subordinated Debentures, in whole or in part, from time to time, on or after March 31, 2003, at the Redemption Price. Any redemption pursuant to this paragraph will be made upon not less than 30 days' nor more than 60 days' notice to the registered holder of the Subordinated Debentures, at the Redemption Price. If the Subordinated Debentures are only partially redeemed pursuant to this Section 3.2, the Subordinated Debentures will be redeemed pro rata or by lot or by any other method utilized by the Trustee; provided, that if at the time of redemption, the Subordinated Debentures are registered as a Global Security, the Depositary shall determine by lot the principal amount of such Subordinated Debentures held by each holder to be redeemed. The Redemption Price shall be paid prior to 12:00 noon, New York time, on the date of such redemption or at such earlier time as the Company determines and specifies in the notice of redemption, provided the Company shall deposit with the Trustee an amount sufficient to pay the Redemption Price by 11:00 a.m. on the date such Redemption Price is to be paid.

                         (b)  If a partial redemption of the Subordinated
Debentures would result in the delisting of the Preferred Securities issued by the Trust from any national securities exchange or other organization on which the Preferred Securities are then listed, the Company shall not be permitted to effect such partial redemption and may only redeem the Subordinated Debentures in whole.

                              Section 3.3.    No Sinking Fund.   The
Subordinated Debentures are not entitled to the benefit of any sinking fund.


                                   ARTICLE IV

                      EXTENSION OF INTEREST PAYMENT PERIOD

                         Section 4.1.   Extension  of  Interest  Payment
Period. The Company shall have the right, at any time and from time to time during the term of the Subordinated Debentures, to extend the interest payment period of such Subordinated Debentures for up to twenty (20) consecutive quarters (the "Extended Interest Payment Period"); provided, that, during any such Extended Interest Payment Period, (a) the Company may not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of shares of Company common stock in connection with the satisfaction by the Company of its obligations under any employee benefit plans or any other contractual obligation of the Company (other than a contractual obligation ranking pari passu with or junior to the Subordinated Debentures), (ii) as a result of a reclassification of Company capital stock or the exchange or conversion of one class or series of Company capital stock for another class or series of Company capital stock or (iii) the purchase of fractional interests in shares of Company capital stock pursuant to the conversion or exchange provisions of such Company capital stock or the security being converted or exchanged), (b) the Company may not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by the Company which rank pari passu with or junior to the Subordinated Debentures and (c) the Company may not make any guarantee payments with respect to the foregoing (other than pursuant to the Preferred Securities Guarantee). To the extent permitted by applicable law, interest, the payment of which has been deferred because of the extension of the interest payment period pursuant to this Section 4.1, will bear interest compounded quarterly at the Coupon Rate for each quarter of the Extended Interest Payment Period ("Compounded Interest"). At the end of the Extended
Interest Payment Period, the Company shall pay all interest accrued and unpaid on the Subordinated Debentures, including any Compounded Interest and Additional Interest ("Deferred Interest") which shall be payable to the holders of the Subordinated Debentures in whose names the Subordinated Debentures are registered in the Security Register on the first record date after the end of the Extended Interest Payment Period. Prior to the termination of any Extended Interest Payment Period, the Company may further extend such period, provided that such period together with all such further extensions thereof shall not exceed twenty (20) consecutive quarters or extend beyond the maturity of the Subordinated Debentures. Upon the termination of any Extended Interest Payment Period and upon the payment of all Deferred Interest then due, the Company may select a new Extended Interest Payment Period, subject to the foregoing requirements. No interest shall be due and payable during an Extended Interest Payment Period, except at the end thereof.

                         Section 4.2.  Notice of Extension.

                         (a)  If the Property Trustee is the only registered
holder of the Subordinated Debentures at the time the Company selects an Extended Interest Payment Period, the Company shall give written notice to both the Regular Trustees and the Property Trustee of its selection of such Extended Interest Payment Period one Business Day before the earlier of (i) the next succeeding date on which Distributions on the Trust Securities issued by the Trust are payable, or (ii) the date the Trust is required to give notice of the record or payment date for such Distributions to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the Preferred Securities issued by the Trust, but in any event at least one Business Day before such record date.

                         (b)  If the Property Trustee is not the only holder
of the Subordinated Debentures at the time the Company selects an Extended Interest Payment Period, the Company shall give the holders of the Subordinated Debentures and the Trustee written notice of its selection of such Extended Interest Payment Period ten (10) Business Days before the earlier of (i) the next succeeding Interest Payment Date, or (ii) the date the Company is required to give notice of the record or payment date of such interest payment to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the Subordinated Debentures, but in any event at least two Business Days before such record date.

                         (c)  The quarter in which any notice is given
pursuant to paragraphs (a) or (b) of this Section 4.2 shall be counted as one of the twenty quarters permitted in the maximum Extended Interest Payment Period permitted under Section 4.1.


                                    ARTICLE V

                                    EXPENSES

                         Section 5.1.  Payment  of   Expenses.  In
connection with the offering, sale and issuance of the Subordinated Debentures to the Property Trustee in connection with the sale of the Trust Securities by the Trust, the Company shall:

                         (a) pay all costs and expenses relating to the offering, sale and issuance of the Subordinated Debentures, including commissions to the underwriters payable pursuant to the Underwriting
     Agreement and   compensation  of  the Trustee under the Indenture in
     accordance   with  the provisions  of Section 7.06 of the Indenture;

                         (b) pay all  costs and expenses   of   the   Trust
     (including, but not limited to,   costs  and   expenses relating to the
     organization  of the Trust, the   offering, sale  and issuance   of   the
     Trust Securities (including commissions to the underwriters in connection therewith), the fees and expenses of the Property Trustee and the
     Delaware Trustee,   the   costs  and expenses  relating  to  the
     operation   of  the  Trust, including without limitation, costs    and
     expenses  of   accountants, attorneys, statistical or
     bookkeeping services, expenses for printing and engraving and computing or accounting equipment, paying agent(s), registrar(s), transfer agent(s), duplicating, travel  and  telephone and other  telecommunications
     expenses  and  costs and expenses incurred in connection     with     the
     acquisition, financing, and disposition of Trust assets); and

                         (c) pay any and all taxes (other than United States withholding taxes) and all liabilities, costs and expenses with respect to such taxes of the Trust.


                                   ARTICLE VI

                                  SUBORDINATION

                         Section 6.1.  Agreement to Subordinate.  The
Company covenants and agrees, and each holder of Subordinated Debentures issued hereunder by such holder's acceptance thereof likewise covenants and agrees, that all Subordinated Debentures shall be issued subject to the provisions of this Article VI; and each holder of a Subordinated Debenture, whether upon original issue or upon transfer or assignment thereof, accepts and agrees to be bound by such provisions.

                         The  payment  by  the  Company  of  the   principal
of, premium, if any, and interest on all Subordinated Debentures issued hereunder shall, to the extent and in the manner hereinafter set forth, be subordinated and subject in right of payment to the prior payment in full of all Senior Indebtedness of the Company, whether outstanding at the date of this Second Supplemental Indenture or thereafter incurred.

                         No provision of this Article VI shall prevent the
occurrence of any default or Event of Default hereunder.

                         Section 6.2.  Default on Senior  Indebtedness.
In  the  event  and  during  the   continuation   of   any   default  by  the
Company in the payment of principal, premium, interest or any other payment due on any Senior Indebtedness of the Company, or in the event that the maturity of any Senior Indebtedness of the Company has been accelerated because of a default, then, in either case, no payment shall be made by the Company with respect to the principal (including redemption payments) of, or premium, if any, or interest on the Subordinated Debentures.

                         In  the  event  that,  notwithstanding  the  foregoing,
any payment shall be received by the Trustee or any holder of Subordinated Debentures when such payment is prohibited by the preceding paragraph of this
Section 6.2, such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, but only to the extent that the holders of the Senior Indebtedness (or their representative or representatives or a trustee) notify the Trustee within 90 days of such payment of the amounts then due and owing on the Senior Indebtedness and only the amounts specified in such notice to the Trustee shall be paid to the holders of Senior Indebtedness.

                         Section 6.3.  Liquidation; Dissolution; Bankruptcy.
Upon  any   payment  by the  Company,  or  distribution  of  assets  of  the
Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding-up or liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all amounts due upon all Senior Indebtedness shall first be paid in full, or payment thereof provided for in money in accordance with its terms, before any payment is made by the Company on account of the principal (and premium, if any) or interest on the Subordinated
Debentures; and upon any such dissolution or winding-up or liquidation or reorganization, any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the holders of the Subordinated Debentures or the Trustee would be entitled to receive from the Company, except for the provisions of this Article VI, shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the holders of the Subordinated Debentures or by the Trustee under this Indenture if received by them or it, directly to the holders of Senior Indebtedness of the Company (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders, as calculated by the Company) or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing such Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay such Senior Indebtedness in full, in money or money's worth, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness, before any payment or distribution is made to the holders of Subordinated Debentures or to the Trustee.

                         In the event that, notwithstanding the foregoing,
any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, prohibited by the foregoing, shall be received by the Trustee or the holders of the Subordinated Debentures before all Senior Indebtedness of the Company is paid in full, or provision is made for such payment in money in accordance with its terms, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to the holders of such Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing such Senior Indebtedness may have been issued, as their respective interests may appear, as calculated by the Company, for application to the payment of all Senior Indebtedness of the Company remaining unpaid to the extent necessary to pay such Senior Indebtedness in full in money in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the benefit of the holders of such Senior Indebtedness.

                         For purposes of this Article VI, the words "cash,
property or securities" shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this Article VI with respect to the Subordinated Debentures to the payment of all Senior Indebtedness of the Company that may at the time be outstanding, provided that
(i) such Senior Indebtedness is assumed by the new corporation, if any, resulting from any such reorganization or readjustment, and (ii) the rights of the holders of such Senior Indebtedness are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of the Company with, or the merger of the Company into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided for in Article X of the Indenture shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this
Section 6.3 if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article X of the Indenture. Nothing in Section 6.2 or in this Section 6.3 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.06 of the Indenture.

                         Section 6.4.   Subrogation.  Subject  to  the
payment in full of all Senior Indebtedness of the Company, the rights of the holders of the Subordinated Debentures shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to such Senior Indebtedness until the all amounts owing on the Subordinated Debentures shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of such Senior Indebtedness of any cash, property or securities to which the holders of the Subordinated Debentures or the Trustee would be entitled except for the provisions of this Article VI, and no payment over pursuant to the provisions of this Article VI, to or for the benefit of the holders of such Senior Indebtedness by holders of the Subordinated Debentures or the Trustee, shall, as between the Company, its creditors other than holders of Senior Indebtedness of the Company, and the holders of the Subordinated Debentures be deemed to be a payment by the Company to or on account of such Senior Indebtedness. It is understood that the provisions of this Article VI are and are intended solely for the purposes of defining the relative rights of the holders of the Subordinated Debentures, on the one hand, and the holders of such Senior Indebtedness on the other hand.

                         Nothing  contained  in  this  Article  VI  or elsewhere
in this Indenture or in the Subordinated Debentures is intended to or shall impair, as between the Company, its creditors other than the holders of Senior Indebtedness of the Company, and the holders of the Subordinated Debentures, the obligation of the Company which is absolute and unconditional, to pay to the holders of the Subordinated Debentures the principal of (and premium, if any) and interest on the Subordinated Debentures as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the holders of the Subordinated Debentures and creditors of the Company, other than the holders of Senior Indebtedness of the Company, nor shall anything herein or therein prevent the Trustee or the holder of any Subordinated Debenture from exercising all remedies otherwise permitted by applicable law upon default under the Indenture, subject to the rights, if any, under this Article VI of the holders of such Senior Indebtedness in respect of cash, property or securities of the Company, received upon the exercise of any such remedy.

                         Upon  any  payment  or  distribution  of  assets  of
the Company referred to in this Article VI, the Trustee, subject to the provisions of Section 7.01 of the Indenture, and the holders of the Subordinated Debentures, shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding-up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidation trustee, agent or other Person making such payment or distribution, delivered to the Trustee or to the holders of the Subordinated Debentures, for the purposes of ascertaining the Persons entitled to participate in such distribution, the holders of

Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article VI.

                         Section 6.5.  Trustee  to  Effectuate   Subordination.
Each   holder  of  a  Subordinated  Debenture  by  such  holder's  acceptance thereof authorizes and directs the Trustee on such holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article VI and appoints the Trustee such holder's attorney-in-fact for any and all such purposes.

                         Section 6.6.  Notice by the Company.  The   Company
shall give prompt written notice to a Responsible Officer of the Trustee of any fact known to the Company that would prohibit the making of any payment of monies to or by the Trustee in respect of the Subordinated Debentures pursuant to the provisions of this Article VI. Notwithstanding the provisions of this Article VI or any other provision of the Indenture and this Second Supplemental Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment of monies to or by the Trustee in respect of the Subordinated Debentures pursuant to the provisions of this Article VI unless and until a Responsible Officer of the Trustee shall have received written notice thereof at the Principal Office of the Trustee from the Company or a holder or holders of Senior Indebtedness or from any trustee therefor; and before the receipt of any such written notice, the Trustee, subject to the provisions of Section 7.01 of the Indenture, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section 6.6 at least two Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of (or premium, if any) or interest on any Subordinated Debenture), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purposes for which they were received, and shall not be affected by any notice to the contrary that may be received by it within two Business Days prior to such date.

                         The  Trustee,  subject   to   the  provisions  of
Section 7.01 of the Indenture, shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness of the Company (or a trustee on behalf of such holder) to establish that such notice has been given by a holder of such Senior indebtedness or a trustee on behalf of any such holder or holders. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of such Senior Indebtedness to participate in any payment or distribution pursuant to this Article VI, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article VI, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

                         Section 6.7.  Rights  of  the  Trustee;  Holders
of Senior Indebtedness. The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article VI in respect of any Senior Indebtedness at any time held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

                         With  respect  to  the  holders  of Senior Indebtedness
of the Company, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article VI, and no implied covenants or obligations with respect to the holders of such Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of such Senior Indebtedness and, subject to the provisions of Section 7.01 of the Indenture, the Trustee shall not be liable to any holder of such Senior Indebtedness if it shall pay over or deliver to holders of Subordinated Debentures, the Company or any other Person money or assets to which any holder of such Senior Indebtedness shall be entitled by virtue of this Article VI or otherwise.

                         Section 6.8.   Subordination  May  Not  Be  Impaired.
No right of any present or future holder of any Senior Indebtedness of the Company to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of the Indenture, regardless of any knowledge thereof that any such holder may have or otherwise be charged with.

                         Without  in  any  way  limiting  the  generality of the
foregoing paragraph, the holders of Senior Indebtedness of the Company may, at any time and from time to time, without the consent of or notice to the Trustee or the holders of the Subordinated Debentures, without incurring responsibility to the holders of the Subordinated Debentures and without impairing or releasing the subordination provided in this Article VI or the obligations hereunder of the holders of the Subordinated Debentures to the holders of such Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, such Senior Indebtedness, or otherwise amend or supplement in any manner such Senior Indebtedness or any instrument evidencing the same or any agreement under which such Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing such Senior Indebtedness; (iii) release any Person liable in any manner for the collection of such Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.


                                   ARTICLE VII

                          COVENANT TO LIST ON EXCHANGE

                         Section 7.1.  Listing  on  Exchange.   If  the
Subordinated Debentures are to be issued as a Global Security in connection with the distribution of the Subordinated Debentures to the holders of the Preferred Securities issued by the Trust upon the dissolution of the Trust, the Company will use its best efforts to list such Subordinated Debentures on the American Stock Exchange or on such other exchange as the Preferred Securities are then listed.

                                  ARTICLE VIII

                         FORM OF SUBORDINATED DEBENTURE


                         Section 8.1.  Form   of  Subordinated  Debenture.
The   Subordinated   Debentures  and  the  Trustee's   Certificate  of
Authentication to be endorsed thereon are to be substantially in the following forms:

                    (FORM OF FACE OF SUBORDINATED DEBENTURE)

                         [IF  THE  SUBORDINATED  DEBENTURE  IS  TO  BE A GLOBAL
SECURITY,  INSERT:   This   Subordinated   Debenture  is  a  Global  Security
within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depository or a nominee of a Depositary. This Subordinated Debenture is exchangeable for Subordinated Debentures registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Subordinated Debenture (other than a transfer of this Subordinated Debenture as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in limited circumstances.

                         Unless   this   Subordinated   Debenture   is
presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any Subordinated Debenture issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.]

No.                                          $

CUSIP No.


                        TELEPHONE AND DATA SYSTEMS, INC.

             8.04% JUNIOR SUBORDINATED DEFERRABLE INTEREST DEBENTURE
                               DUE MARCH 31, 2038


                         TELEPHONE   AND   DATA   SYSTEMS,   INC.,    an
Iowa corporation (the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to _______ or registered assigns, the principal sum of ____________ Dollars on March 31, 2038, or such later date extended by the Company not later than March 31, 2047, and to pay interest on said principal sum from February 10, 1998 or from the most recent interest payment date (each such date, an "Interest Payment Date") to which interest has been paid or duly provided for, quarterly (subject to deferral as set forth herein) in arrears on March 31, June 30, September 30 and December 31 of each year commencing, March 31, 1998, at the rate of 8.04% per annum until the principal hereof shall have become due and payable, and on any overdue principal and premium, if any, and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest compounded quarterly at the same rate per annum. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on this Subordinated Debenture is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Subordinated Debenture (or one or more Predecessor Securities, as defined in said Indenture) is registered at the close of business on the regular record date for such interest installment [which shall be the close of business on the Business Day next preceding such Interest Payment Date.] [IF PURSUANT TO THE PROVISIONS OF Section 2.11(C) OF THE INDENTURE THE SUBORDINATED DEBENTURES ARE NO LONGER REPRESENTED BY A GLOBAL SECURITY -- which shall be the close of business on the ________ day preceding such Interest Payment Date.] Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered holders on such regular record date, and may be paid to the Person in whose name this Subordinated Debenture (or one or more Predecessor Securities) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered holders of this series of Subordinated Debentures not less than ten (10) days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Subordinated Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. The principal of (and premium, if any) and the interest on this Subordinated Debenture shall be payable at the office or agency of the Trustee maintained for that purpose in Chicago, Illinois, in any coin or currency of the United

States of America which at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered holder at such address as shall appear in the Security Register. Notwithstanding the foregoing, so long as the holder of this Subordinated Debenture is the Property Trustee, the payment of the principal of (and premium, if any) and interest on this Subordinated Debenture will be made at such place and to such account as may be designated by the Property Trustee.

                         The  indebtedness  evidenced  by  this  Subordinated
Debenture  is,  to  the   extent  provided  in  the  Indenture,  subordinate
and junior in right of payment to the prior payment in full of all Senior Indebtedness, and this Subordinated Debenture is issued subject to the provisions of the Indenture with respect thereto. Each holder of this Subordinated Debenture, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on behalf of such holder to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided, (c) appoints the Trustee the attorney-in-fact of such holder for any and all such purposes and (d) agrees to treat this Subordinated Debenture as indebtedness and not as equity for federal income tax purposes. Each holder hereof, by acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or
hereafter   incurred,  and  waives  reliance  by each  such  holder  upon  said provisions.

                         This  Subordinated  Debenture  shall  not   be
entitled to any benefit under the Indenture hereinafter referred to, be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

                         Unless the  Certificate  of  Authentication  hereon
has been executed by the Trustee referred to on the reverse side hereof, this Subordinated Debenture shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                         The  provisions  of  this  Subordinated   Debenture
are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

                         IN WITNESS WHEREOF, the Company has
caused this instrument to be executed.


Dated: ___________

                                             TELEPHONE AND DATA SYSTEMS, INC.




                                             By
                                                  [Title]

Attest:


By
    Secretary

                     (FORM OF CERTIFICATE OF AUTHENTICATION)

                          CERTIFICATE OF AUTHENTICATION

                         This is one of the Subordinated Debentures of the
series of Subordinated Debentures described in the within-mentioned Indenture.




                 THE FIRST NATIONAL BANK               _______________________
                 OF CHICAGO,                           as Authentication Agent
                 Not in Its Individual
                 Capacity But Solely
                 as Trustee


                By                                      By
                     Authorized Signatory                  Authorized Signatory



                   (FORM OF REVERSE OF SUBORDINATED DEBENTURE)

                         This  Subordinated  Debenture  is  one  of  a  duly
authorized series of Subordinated Debentures of the Company (herein sometimes referred to as the "Subordinated Debentures"), specified in the Indenture, all issued or to be issued in one or more series under and pursuant to an Indenture dated as of _______, 1998, duly executed and delivered between the Company and The First National Bank of Chicago, not in its individual capacity but solely as trustee (the "Trustee"), as supplemented by the Second Supplemental Indenture dated as of _______, 1998 between the Company and the Trustee (the Indenture as so supplemented, the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Subordinated Debentures. By the terms of the Indenture, the Subordinated Debentures are issuable in series which may vary as to amount, date of maturity, rate of interest and in other respects as in the Indenture provided. This series of Subordinated Debentures is limited in aggregate principal amount as specified in said Second Supplemental Indenture.

                         Upon   the   occurrence  and  continuation  of  a  Tax
Event, in certain circumstances this Subordinated Debenture will become due and payable at the principal amount together with any interest accrued thereon (the "Redemption Price"). The Redemption Price shall be paid prior to 12:00 noon, New York time, on the date of such redemption or at such earlier time as the Company determines. The Company shall have the right to redeem this Subordinated Debenture at the option of the Company, without premium or penalty, in whole or in part at any time on or after March 31, 2003 (an "Optional Redemption"), at the Redemption Price. Any Optional Redemption pursuant to this paragraph will be made upon not less than 30 days' nor more than 60 days' notice, at the Redemption Price. If the Subordinated Debentures are only partially redeemed by the Company pursuant to an Optional Redemption, the Subordinated Debentures will be redeemed pro rata or by lot or by any other method utilized by the Trustee; provided that if at the time of redemption, the Subordinated Debentures are registered as a Global Security, the Depositary shall determine by lot the principal amount of such Subordinated Debentures held by each holder to be redeemed.

                         In  the  event  of  redemption  of  this  Subordinated
Debenture in part only, a new Subordinated Debenture or Subordinated Debentures of this series for the unredeemed portion hereof will be issued in the name of the holder hereof upon the cancellation hereof.

                         In  case  an  Event  of  Default,  as  defined  in  the
Indenture, shall have occurred and be continuing, the principal of all of the Subordinated Debentures may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

                         The  Indenture   contains   provisions   permitting
the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Subordinated Debentures of each series affected at the time Outstanding, as defined in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the holders of the Subordinated Debentures; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any Subordinated Debentures of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, without the consent of the holder of each Subordinated
Debenture so affected or (ii) reduce the aforesaid percentage of Subordinated Debentures, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of each Subordinated Debenture then outstanding and affected thereby. The Indenture also contains provisions permitting the holders of a majority in aggregate principal amount of the Subordinated Debentures of any series at the time outstanding affected thereby, on behalf of all of the holders of the Subordinated Debentures of such series, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture with respect to such series, and its consequences, except a default in the payment of the principal of or premium, if any, or interest on any of the Subordinated Debentures of such series. Any such consent or waiver by the registered holder of this Subordinated Debenture (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Subordinated Debenture and of any Subordinated Debenture issued in exchange herefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Subordinated Debenture.

                         No  reference  herein  to  the  Indenture  and  no
provision of this Subordinated Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Subordinated Debenture at the time and place and at the rate and in the money herein prescribed.

                         The  Company  shall  have  the  right  at  any  time
during the term of the Subordinated Debentures, from time to time to extend the interest payment period of such Subordinated Debentures for up to twenty (20) consecutive quarters (an "Extended Interest Payment Period"), at the end of which period the Company shall pay all interest then accrued and unpaid (together with interest thereon at the rate specified for the Subordinated Debentures to the extent that payment of such interest is enforceable under applicable law). Before the termination of any such Extended Interest Payment Period, the Company may further extend such Extended Interest Payment Period, provided that such Extended Interest Payment Period together with all such further extensions thereof shall not exceed twenty (20) consecutive quarters or extend beyond the maturity of the Subordinated Debentures. At the termination of any such Extended Interest Payment Period and upon the payment of all accrued and unpaid interest then due, the Company may select a new Extended Interest Payment Period.

                         As  provided  in  the  Indenture  and  subject  to
certain limitations therein set forth, this Subordinated Debenture is transferable by the registered holder hereof on the Security Register of the Company, upon surrender of this Subordinated Debenture for registration of transfer at the office or agency of the Trustee in Chicago, Illinois, accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Trustee duly executed by the registered holder hereof or the attorney of such holder duly authorized in writing, and thereupon one or more new Subordinated Debentures of authorized denominations and for the same aggregate principal amount and series will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

                         Prior  to  due  presentment  for  registration  of
transfer of this Subordinated Debenture, the Company, the Trustee, any paying agent and any Security Registrar may deem and treat the registered holder hereof as the absolute owner hereof (whether or not this Subordinated Debenture shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Security Registrar) for the purpose of receiving payment of or on account of the principal hereof and premium, if any, and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Security Registrar shall be affected by any notice to the contrary.

                         No  recourse  shall  be  had  for  the  payment of the
principal of or the interest on this Subordinated Debenture, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

                         [The  Subordinated  Debentures  of  this  series
are issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof.] [This Global Security is exchangeable for Subordinated Debentures in definitive form only under certain limited circumstances set forth in the Indenture. Subordinated Debentures of this series so issued are issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof.] As provided in the Indenture and subject to certain limitations [herein and] therein set forth, Subordinated Debentures of this series [so issued] are exchangeable for a like aggregate principal amount of Subordinated Debentures of this series of a different authorized denomination, as requested by the holder surrendering the same.

                         All terms used in this Subordinated Debenture
which are defined in the Indenture shall have the meanings assigned to them in the Indenture.


                                   ARTICLE IX

                    ORIGINAL ISSUE OF SUBORDINATED DEBENTURES

                         Section 9.1.   Original  Issue  of  Subordinated
Debentures. Subordinated Debentures in the aggregate principal amount of $154,640,000 may, upon execution of this Second Supplemental Indenture, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Subordinated Debentures to or upon the written order of the Company, signed by its Chairman, its President, or any Vice President and its Treasurer or an Assistant Treasurer, without any further action by the Company.


                                    ARTICLE X

                                  MISCELLANEOUS

                         Section 10.1.   Ratification  of  Indenture.   The
Indenture, as supplemented by this Second Supplemental Indenture, is in all respects ratified and confirmed, and this Second Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

                         Section 10.2.   Trustee  Not  Responsible  for
Recitals. The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Second Supplemental Indenture.

                         Section 10.3.   Governing  Law.    This   Second
Supplemental Indenture and each Subordinated Debenture shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State.

                         Section 10.4.  Separability.  In  case  any  one
or more of the provisions contained in this Second Supplemental Indenture or in the Subordinated Debentures shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Second Supplemental Indenture or of the Subordinated Debentures, but this Second Supplemental Indenture and the Subordinated Debentures shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

                         Section 10.5.  Counterparts.   This   Second
Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

                         IN  WITNESS  WHEREOF,  the  parties  hereto  have
caused this Second Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, on the date or dates indicated in the acknowledgments and as of the day and year first above written.



                                            TELEPHONE AND DATA SYSTEMS, INC.




                                            By:_______________________________
                                                   Title:

[Corporate Seal]

Attest:


    Secretary



                                            THE FIRST NATIONAL BANK OF CHICAGO,
                                            not in its individual capacity
                                            but solely as Trustee




                                           By:_______________________________
                                                   Title:




[Corporate Seal]

Attest:

           Title:

STATE OF ILLINOIS )
COUNTY OF  COOK   ) ss:



     On the day of _____, 1998, before me personally came ________________, to me known, who, being by me duly sworn, did depose and say that he is a
______________ of TELEPHONE AND DATA SYSTEMS, INC., one of the corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to the said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.



                                           NOTARY PUBLIC

[seal]                                     Commission expires



STATE OF ILLINOIS   )
COUNTY OF COOK      ):



                         On the    day of___________, 1998, before me personally
came ____________, to me known, who, being by me duly sworn, did depose and say that he is the ____________________ of THE FIRST NATIONAL BANK OF CHICAGO, one of the corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to the said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.




                                          NOTARY PUBLIC

[seal]                                    Commission expires